UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 9, 2012

CALPINE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-12079	77-0212977
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

717 Texas Avenue, Suite 1000, Houston, Texas 77002

(Addresses of principal executive offices and zip codes)

Registrant’s telephone number, including area code: (713) 830-2000

Not applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

ITEM 1.01 -	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
ITEM 2.03 -	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT
ITEM 7.01 -	REGULATION FD DISCLOSURE
ITEM 9.01 -	FINANCIAL STATEMENTS AND EXHIBITS

SIGNATURES
EXHIBIT INDEX

ITEM 1.01 - ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On October 9, 2012, as further discussed in Item 2.03 below, Calpine Corporation (“Calpine”) closed on an $835 million first lien senior secured term loan (the “2019 First Lien Term Loan”). The information in Item 2.03 below is hereby incorporated by reference in this Item 1.01.

Calpine will utilize the proceeds received from the 2019 First Lien Term Loan, together with operating cash on hand, to redeem the currently callable portion of all outstanding corporate-level Senior Secured Notes, including approximately $590 million of principal and approximately $18 million in call premiums, and to repay project debt totaling approximately $218 million, plus accrued and unpaid interest in each case.

ITEM 2.03 - CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

As disclosed above, on October 9, 2012, Calpine entered into and funded an $835 million first lien senior secured term loan with Morgan Stanley Senior Funding, Inc., as administrative agent (the “Administrative Agent”), Goldman Sachs Credit Partners L.P., as collateral agent and the lenders party thereto. This summary of the material terms of the 2019 First Lien Term Loan credit agreement (the “Credit Agreement”) does not purport to be complete and is qualified in its entirety by reference to the Credit Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

The 2019 First Lien Term Loan provides for a senior secured term loan facility in an aggregate principal amount of $835 million and bears interest, at Calpine’s option, at either (i) the Base Rate, equal to the higher of the Federal Funds Effective Rate plus 0.5% per annum or the Prime Rate (as such terms are defined in the Credit Agreement), plus an applicable margin of 2.25%, or (ii) LIBOR plus 3.25% per annum (subject to a LIBOR floor of 1.25%).

An aggregate amount equal to 0.25% of the aggregate principal amount of the 2019 First Lien Term Loan will be payable at the end of each quarter commencing in December 2012, with the remaining balance payable on the maturity date (October 9, 2019). Calpine may elect from time to time to convert all or a portion of the 2019 First Lien Term Loan from initial LIBOR rate loans to Base Rate loans or vice versa. In addition, Calpine may at any time, and from time to time, prepay the 2019 First Lien Term Loan, in whole or in part, without premium or penalty, upon irrevocable notice to the Administrative Agent. Partial prepayments shall be in an aggregate principal amount of $1 million or a whole multiple of $1 million in excess thereof, provided that any prepayment shall be first applied to any portion of the 2019 First Lien Term Loan that is designated as Base Rate loans and then LIBOR rate loans.

Calpine may also reprice the 2019 First Lien Term Loan, subject to approval from the Lenders (as defined in the Credit Agreement). If a repricing transaction occurs prior to the first anniversary of the closing date that results in a prepayment, Calpine will pay the Administrative Agent fees consisting of a prepayment premium of 1% of the principal amount that is being refinanced. If a repricing transaction occurs prior to the first anniversary of the closing date that results in an amendment of the 2019 First Lien Term Loan, Calpine will pay the Administrative Agent fees of 1% of the aggregate amount of the 2019 First Lien Term Loan outstanding immediately prior to the repricing transaction. Calpine may elect to extend the maturity of any term loans under the 2019 First Lien Term Loan, in whole or in part subject to approval from those lenders (as defined in the Credit Agreement) holding such term loans.

Subject to certain qualifications and exceptions, the Credit Agreement will, among other things, limit Calpine’s ability and the ability of the guarantors to:

•	incur or guarantee additional first lien indebtedness;

•	enter into certain types of commodity hedge agreements that can be secured by first lien collateral;

•	enter into sale and leaseback transactions;

•	create liens; and

•	consolidate, merge or transfer all or substantially all of Calpine’s assets and the assets of Calpine’s restricted subsidiaries on a combined basis.

If a change of control triggering event occurs, Calpine shall notify the Administrative Agent in writing and shall make an offer to prepay the entire principal amount of the 2019 First Lien Term Loan outstanding within thirty (30) days after the date of such change of control triggering event.

In connection with the 2019 First Lien Term Loan, Calpine and its subsidiaries (subject to certain exceptions) have made certain representations and warranties and are required to comply with various affirmative and negative covenants. The 2019 First Lien Term Loan is subject to customary events of default included in financing transactions, including, among others, failure to make payments when due, certain defaults under other material indebtedness, breach of certain covenants, breach of certain representations and warranties, involuntary or voluntary bankruptcy, and material judgments. If an event of default arises from certain events of bankruptcy or insolvency, all amounts outstanding under the 2019 First Lien Term Loan will become due and payable immediately without further action or notice. If other events of default arise (as defined in the Credit Agreement) and are continuing, the lenders holding more than 50% of the outstanding 2019 First Lien Term Loan amounts (as defined in the Credit Agreement) may declare all the 2019 First Lien Term Loan amounts outstanding to be due and payable immediately.

ITEM 7.01 - REGULATION FD DISCLOSURE

On October 9, 2012, Calpine announced the closing of the 2019 First Lien Term Loan described in Item 2.03 of this Current Report on Form 8-K. A copy of the press release is furnished as Exhibit 99.1 herewith.

ITEM 9.01 - FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

Exhibit No.	Description

10.1	Credit Agreement, dated October 9, 2012 among Calpine Corporation as borrower and the lenders party hereto, and Morgan Stanley Senior Funding, Inc., as administrative agent, Goldman Sachs Credit Partners L.P., as collateral agent, Barclays Bank PLC, Deutsche Bank Securities Inc., and RBC Capital Markets, as co-documentation agents

99.1	Calpine Corporation Press Release dated October 9, 2012.*

*	Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALPINE CORPORATION

By:	/s/ ZAMIR RAUF
Zamir Rauf
Executive Vice President and
Chief Financial Officer

Date: October 9, 2012

EXHIBIT INDEX

Exhibit No.	Description

10.1	Credit Agreement, dated October 9, 2012 among Calpine Corporation as borrower and the lenders party hereto, and Morgan Stanley Senior Funding, Inc., as administrative agent, Goldman Sachs Credit Partners L.P., as collateral agent, Barclays Bank PLC, Deutsche Bank Securities Inc., and RBC Capital Markets, as co-documentation agents

99.1	Calpine Corporation Press Release dated October 9, 2012.*

*	Furnished herewith.